COLONIAL STRATEGIC INCOME FUND
                           FUND YIELD CALCULATION
                        (CALENDAR MONTH-END METHOD)
                      30-DAY BASE PERIOD ENDED 12/31/97

                                         a-b     6
                         FUND YIELD = 2 ----- +1  -1
                                         c*d


                                               CLASS A     CLASS B      CLASS C
a = dividends and interest earned during
     the month                                $5,110,092   $5,265,754   $35,614

b = expenses accrued during the month            771,885    1,314,529     8,216

c = average dividend shares outstanding
    during the month                         110,057,101  113,409,467   767,109

d = class maximum offering price per share
    on the last day of the month                   $7.69        $7.32    $7.32


        YIELD                                     6.23%        5.78%     5.93%
                                                  -----        -----     -----